UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2004

LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-5099	59-0995081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 72nd Street North, St. Petersburg, Florida	33710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 345-9371

Not applicable

(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant’s Certifying Accountant.

On February 23, 2004, Grant Thornton LLP (“Grant Thornton”) resigned as the independent accountant of Life Sciences, Inc. (“Life Sciences”).

The last two fiscal years of Life Sciences on which Grant Thornton reported were the fiscal years ended May 31, 1999 and 2000. Neither of the reports of Grant Thornton on the financial statements of Life Sciences for those two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except as described in the next sentence. Each of those reports of Grant Thornton noted substantial doubt about the ability of Life Sciences to continue as a going concern and that the financial statements on which those reports were rendered did not contain any adjustments that might result from that uncertainty.

During the two fiscal years ended May 31, 2000, and during the period from that date to February 23, 2004, there were no disagreements, whether or not resolved, with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused the former accountant to make reference to the subject matter of the disagreement in connection with its report.

A copy of the letter dated February 25, 2004 from Grant Thornton to the Securities and Exchange Commission affirming the agreement of Grant Thornton with the statements in the three preceding paragraphs is filed as Exhibit 16.01 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed with this report:

Exhibit 16.01	Letter dated February 25, 2004 from Grant Thornton LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 25, 2004.

LIFE SCIENCES, INC.

By:	/s/ SIMON SRYBNIK
Simon Srybnik, Chairman, CEO and President

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EXHIBIT INDEX

Exhibit No.	Description
16.01	Letter from Grant Thornton LLP concerning its agreement with the applicable portions of Item 4 of this Report on Form 8-K

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